Exhibit 5.1

Tel. 972-3-69441111
Fax. 972-3-6091116
fbc@fbclawyers.com

May 2, 2023

To:

Nano-X Imaging Ltd
Communication Center,

Neve Ilan, Israel 9085000

Re: Nano-X Imaging Ltd

Ladies and Gentlemen:

We have acted as Israeli counsel to Nano-X Imaging Ltd, a company organized under the laws of the State of Israel (the “Company”), in connection with the registration statement on Form F-3 to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”) (the “Registration Statement”), which registers (i) the offer and sale by the Company, from time to time, of up to 40,000,000 ordinary shares, par value NIS 0.01 per share (“Ordinary Shares”) of the Company (the “Primary Shares”); and (ii) the resale, from time to time, of up to 4,869,909 Ordinary Shares by the selling shareholder identified therein (the “Selling Shareholder”), of which 2,607,466 Ordinary Shares are held by the Selling Shareholder (the “Secondary Shares”) and 2,262,443 Ordinary Shares (the “Warrant Shares”) are issuable upon the exercise of the warrant issued to the Selling Shareholder, dated September 2, 2019, as amended by the Amendment to Warrant, dated June 4, 2020 (the “Warrant”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the filing of the Registration Statement.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement, to which this opinion letter is attached as an exhibit; (ii) a copy of the articles of association of the Company, as amended and currently in effect (the “Articles”); (iii) resolutions of the board of directors of the Company (the “Board”) that relate to the Registration Statement and the actions to be taken in connection therewith; (iv) the form of registration rights agreement, by and among the Company and certain shareholders named therein, including the Selling Shareholder (the “Registration Rights Agreement”); (v) minutes of meetings, or written resolutions adopted in lieu of meetings, of the audit committee, the Board and the shareholders of the Company, whereby the Company’s entry into the Registration Rights Agreement and the issuance by the Company of the Primary Shares, the Secondary Shares, the Warrant and, upon due exercise of the Warrant in accordance with the terms thereof, the Warrant Shares were approved; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies and the authenticity of the originals of such latter documents. We have assumed the same to have been properly given and to be accurate. We have also assumed the truth of all facts communicated to us by the Company and that all consents and minutes of meetings of committees of the Board, the Board and the shareholders of the Company that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws. We have assumed, in addition, that at the time of the execution and delivery of any definitive purchase, underwriting or similar agreement between the Company and any third party pursuant to which any of the Primary Shares may be issued (a “Securities Agreement”), the Securities Agreement will be the valid and legally binding obligation of such third party, enforceable against such third party in accordance with its terms. We have further assumed that at the time of the issuance and sale of any of the Primary Shares, the terms of the Primary Shares, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon and subject to the foregoing, we are of the opinion that:

1.	With respect to the Primary Shares, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of any Primary Shares, the terms of the offering thereof and related matters (the “Authorizing Resolutions”), (b) the effectiveness of the Registration Statement and any amendments thereto (including any post-effective amendments) under the Securities Act, and that such effectiveness shall not have been terminated or rescinded, (c) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Primary Shares in compliance with the Securities Act and the applicable rules and regulations thereunder, (d) approval by the Board of, entry by the Company into, and performance by the Company under, any applicable Securities Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Primary Shares may be issued and sold, and (e) receipt by the Company of the consideration for the Primary Shares as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Securities Agreement, the Primary Shares will be validly issued, fully paid and non-assessable.

2.	The Secondary Shares are duly authorized, validly issued, fully paid and non-assessable.

3.	The Warrant Shares have been duly authorized for issuance, and when paid for and issued in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable.

You have informed us that you intend to issue the Primary Shares from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Primary Shares you will afford us an opportunity to review the corporate approval documents and operative documents pursuant to which such Primary Shares are to be issued (including an appropriate prospectus supplement), and we will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Primary Shares.

With respect to our opinion as to the Primary Shares, we have assumed that, at the time of issuance and sale of the Primary Shares, a sufficient number of Ordinary Shares are authorized and available for issuance under the Articles, as then in effect, and that the consideration for the issuance and sale of the Primary Shares is in an amount that is not less than the nominal (par) value of the Ordinary Shares.

Members of our firm are admitted to the Bar of the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date hereof that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/S/ FISCHER (FBC & Co.)

FISCHER (FBC & Co.)

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